EXHIBIT INDEX

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.      Consent  of  Independent  Auditors.

15.1 Power of Attorney to sign Amendments to this Registration Statement, dated April 25, 2001.

15.2 Power of Attorney to sign Amendments to this Registration Statement, dated April 9, 2002.